EXHIBIT 2.2

                         INTELLECTUAL PROPERTY AGREEMENT


     This Intellectual Property Agreement (the "Agreement") dated as of the Closing Date and between MathSoft, Inc., a Massachusetts corporation ("Seller") and MathSoft Engineering & Education, Inc., a Delaware corporation ("Buyer"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

     WHEREAS, Buyer is acquiring from Seller the intellectual property rights described in this Agreement in anticipation of the purchase of all of the stock of Buyer by MathSoft Corporate Holdings, Inc. (the "Transaction") pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") among such entities.

     WHEREAS, in connection with the Transaction, certain Proprietary Rights are being transferred from Seller to Buyer for the ultimate benefit of MathSoft Corporate Holdings, Inc.;

     NOW, THEREFORE, in consideration of the mutual promises set forth in the Stock Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and Buyer hereby agree as follow:

1.     Assets.  Seller  hereby  sells,  assigns  and  transfers  unto Buyer, its
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successor,  assigns and legal representatives, all of Seller's worldwide, right, title and interest in and to the following (the property listed in a, b, c, d, and e is hereinafter collectively referred to as the "Assets"):

     a. The software products (collectively, the "Software") used, marketed, and distributed by Seller's Engineering & Education Products Division ("EEPD"), consisting of those products listed on Schedule A, including all versions and
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derivatives  thereof, all source and object code, flow charts, and other related documentation,  and  all  Proprietary  Rights  therein.

     b.     The  contracts  set  forth  on  Schedule  B,  including  all  rights
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identified  therein  to  use,  modify,  reproduce,  publicly  display,  license, sublicense and/or distribute the software products and technology, and all third party software included in or bundled with the Software listed in Schedule A,
                                                                     ----------
including without limitation MKM (Waterloo Maple), Frontline Solver, International CorrectSpell software, HiQ software, VisSim LE and Comm/PE editions, SmartSketch and SmartSketch LE, Microsoft Internet Explorer, IBM
techexplorer, Trellix and VoloView Express (the "Assigned Contracts"). Seller shall use commercially reasonable efforts to obtain the required consents to the contracts designated with an asterisk on Schedule B by March 31, 2001.
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     c.     The  patents,  patent  applications  and  the  inventions  listed on
Schedule  C,  including  the  rights  in  and  to  any continuation, divisional,
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substitute, renewal, reissue or re-examination, the corresponding foreign patent applications and foreign patents arising out of the patents and patent applications, any future patents related thereto or issuing therefrom and the right to sue for past infringement ("Patent Rights").


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     d.     All  EEPD  web sites, including all content included therein, design and architecture thereof, software tools and utilities for their development and operation, and all domain names associated therewith ("Web Properties"), consisting of those set forth on Schedule D-1, and the content only of the web
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site  designated  on  Schedule  D-2.
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     e.     The  trademarks,  service marks, trade names and trade dress used by
EEPD,  consisting  of those set forth on Schedule E, and all goodwill associated
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therewith  ("Marks").

2.     License.
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     a.     Seller  hereby  grants  to  Buyer  the  perpetual,  irrevocable, royalty-free, nonexclusive right and license to use, modify (including, without limitation, to create derivative works thereof), reproduce, distribute, publicly display, and to sublicense any of the foregoing rights in, the software, algorithms, functions, libraries and content developed or modified by Seller's Data Analysis Products Division for Mathcad, StudyWorks, and related products, consisting of those items listed on Schedule F (the "Seller Software");
                                          -----------
provided, however, that no right to distribute, publicly display or sublicense the source code version of the Seller Software is granted hereby.

     b. Buyer hereby grants to Seller the perpetual, irrevocable, royalty-free, nonexclusive right and license to use, modify (including, without limitation, to create derivative works thereof), reproduce, distribute, publicly display, and to sublicense any of the foregoing rights in the Mathconnex component as included in Mathcad version 7 (and prior versions of such component to the extent in the possession of Buyer), and the Mathcad component interfaces incorporated in S-PLUS and Axum as they exist as of the date of this Agreement (the "Buyer Software"); provided, however, that no right to distribute, publicly display or sublicense the source code version of the Buyer Software is granted hereby.

     c. Neither party shall assert any patent rights against the other party in connection with that other party's exercise of its rights within the scope of the licenses granted in Sections 2(a) and (b) above.

3.     Residuals.  The parties acknowledge that prior to the Transaction certain
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of  their  respective  employees  who  have  been  involved  in the development, enhancement, or support of the Assets and Seller's products may retain in non-tangible form some of the confidential ideas, concepts, know-how or techniques embodied in such products. Each party shall continue to protect such information from disclosure, publication and dissemination to the same degree and through the use of at least the same degree of care and discretion as the other applies to protect its own trade secret, know-how or confidential information, and any continued use of such non-tangible information shall be subject to the foregoing and the Non-Competition Agreement between the parties of even date herewith.

4.     Representations  and  Warranties.  The  representations and warranties of
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Seller  as  set  forth  in  Section  3.16  of  the  Stock Purchase Agreement are
incorporated  as  if  fully  set  forth  herein.


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5.     Further  Assurances.  Seller shall execute and deliver, from time to time
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after  the date hereof upon the request of Buyer or its transferee, such further conveyance instruments, and take such further actions, as may be reasonably necessary to evidence more fully the transfer of ownership of all the Assets to Buyer. Seller therefore agrees to (a) execute, acknowledge, and deliver any reasonably necessary affidavits or documents of assignment and conveyance regarding the Assets; (b) provide testimony in connection with any proceeding affecting the right, title and interest or benefit of Buyer and to the Assets, provided, however, that Buyer is responsible for all reasonable out-of-pocket expenses incurred in the provision of such testimony; and (c) perform other acts reasonably necessary to carry out the intent of the Agreement.

6.     Acknowledgement  of  Rights.  In  furtherance  of  this Agreement, Seller
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hereby  acknowledges that, as of the Closing Date, Buyer has succeeded to all of
Seller's right, title and standing to (a) receive all rights and benefits pertaining to the Assets; (b) institute and prosecute all suits and proceedings against a third party and take all actions that Buyer, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right or title of any kind in and to any and all of the Assets; and (c) defend and compromise any and all such actions, suits or proceedings relating to such transferred and assigned rights, title interest and benefits, and do all other such acts and things in relation thereto as Buyer, in its sole discretion, deems advisable. Buyer hereby assumes and agrees to pay, perform, or discharge all debts, liabilities and obligations related to the Assets as the same may become due arising on or after the effective date of this Agreement.

7.     Indemnification.
       ---------------

     a. Seller hereby indemnifies Buyer against and agrees to hold Buyer harmless to the fullest extent permitted by law from and against any and all damages, losses, liabilities, diminution in value, fines, penalties, costs and expenses of any kind or nature whatsoever (whether or not arising out of a third party claim and including reasonable expenses of investigation, defense or settlement of the foregoing and reasonable attorneys' fees and disbursements) (collectively, "Losses") incurred or suffered by Buyer arising under the Assigned Contracts based on any event, act or circumstance that occurred prior to the effective date of assignment.

     b. Buyer hereby indemnifies Seller against and agrees to hold Seller harmless from and against any Losses incurred or suffered by Seller arising under the Assigned Contracts based on any event, act or circumstance that occurs after the effective date of assignment.

8.     Return  of  Materials.  Seller shall surrender to Buyer all materials and
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work  product  known  by  Seller to be in Seller's possession or within Seller's reasonable control (including all copies thereof) directly relating to the Assets, including without limitation all source code and flow charts, except only for those materials reasonably necessary for the exercise of the rights granted in Section 2(b) above, and Seller shall retain no copies of such materials.


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9.     Delivery  of  Licensed  Materials.  Buyer  shall deliver to Seller within
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thirty  (30)  days of the Closing Date the electronic sources for documentation, if available, and the source code for the Mathconnex component as included in Mathcad version 7 (and prior versions of such component technology including the source code, build environment, modified build tools for flex and yacc/bison and test suite, third party freeware, and the electronic sources for documentation to the extent the same are retrievable from archived storage using commercially reasonable efforts) as they exist as of the date of this Agreement.

10.     Consents.  Notwithstanding  any  other provision of this Agreement, this
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Agreement  shall  not constitute an agreement to assign any contract requiring a third-party consent if such an agreement to assign or an attempted assignment would constitute a breach thereof. Seller (until March 31, 2001) and Buyer will each use commercially reasonable efforts (but, with respect to Seller, without the payment of any money) to obtain the consent of the other parties to any such contract for the assignment thereof to Buyer as Buyer may request. If such consent is not obtained in relation to any of the assigned contracts listed on Schedule B and unless and until any such contract shall be so assigned, Seller and Buyer will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder on a basis consistent with this Agreement, including subcontracting or sub-licensing to Buyer, or under which Seller would enforce for the benefit of Buyer (but only to the extent that such performance is permitted by such contract), with Buyer assuming Seller's obligations and any and all rights of Seller against a third party thereto from the Closing Date on such terms as shall (insofar as aforesaid) give to Buyer the benefits and obligations of each such contract or lease or to the same extent as if the same had been assigned to Buyer.

11.     Power  of  Attorney.  To  effectuate the terms of this Agreement, Seller
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agrees  that  in  the  event  Buyer  requests  (in  writing by certified mail to
Seller's address for notices as set forth in Section 13.01 of the Stock Purchase Agreement) Seller to execute a further conveyance instrument and Seller fails to execute and deliver such instrument or provide written notice of rejection of such request within thirty (30) days of Seller's receipt of such notice, any officer or agent of Buyer or its transferee shall be entitled to execute such instrument as was provided to Seller, as the agent and attorney-in-fact of Seller on its behalf, under the conditions described in this sentence.

12.     Binding  Effect.  This  Agreement  shall inure to the benefit of, and be
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binding  upon,  the  parties  hereto  together  with  their  respective  legal representatives,  successors  and  assigns.

13.     Governing  Law.  This  Agreement  shall be governed by, and construed in
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accordance  with,  the  laws  of  the  Commonwealth  of  Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year first above written.

MathSoft, Inc.                            MathSoft Engineering & Education, Inc.

By  /s/  Charles J. Digate                By  /s/  Dermot P. O'Grady
  ----------------------------              ------------------------------------

Title  Chief Executive Officer            Title  Vice President
       and President
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Date  January 23, 2001                    Date  January 23, 2001
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